AGREEMENT AND PLAN OF MERGER
                          ----------------------------

THIS AGREEMENT is made as of the 8th day of February, 2001.

AMONG:

         CAPITAL ONE VENTURES CORP., a body corporate formed pursuant to the laws of the State of Delaware and having an office for business located at Suite 1650, 200 Burrard Street, Vancouver, British Columbia, V6C 3L6

         (the "Purchaser")

 AND:

         CAPITAL ONE ACQUISITION CORP., a body corporate formed pursuant to the laws of the State of Delaware and a wholly-owned subsidiary of the Purchaser

         (the "Acquirer")

AND:

         DMS ACQUISITION CORP., a body corporate formed pursuant to the laws of the State of Delaware and having an office for business located at (the "Company")

AND:

         AMAR BAHADOORSINGH, businessman, of 333 East 56th Street, New York, New York 10022

AND:

         UNIVERSAL NETWORK SOLUTIONS, INC., a body corporate formed pursuant to the laws of the State of Delaware and having an office for business located at

AND:

         9278 COMMUNICATIONS, INC, a body corporate formed pursuant to the laws of the State of Delaware and having an office for business located at 1942 Williamsbridge Road, Bronx, New York 10461

AND:

         HANSA CAPITAL CORP. a body corporate formed pursuant to the laws of the Province of British Columbia and having an office for business located at Suite 1107, 11871 Horseshoe Way, Richmond, British Columbia, Canada V7A 5H5

         (Amar Bahadoorsingh, Universal Network Solutions, Inc., 9278 Communications, Inc. and Hansa Capital Corp. being hereinafter referred to as the "Company Shareholders")

WHEREAS:

A. the Company is a body corporate formed pursuant to the laws of the State of Delaware and engaged in the business of providing telecommunications solutions to small and medium sized communications companies;

B. The Company Shareholders own all of the issued and outstanding common shares in the capital stock of the Company (the "Company Shares"); and

C. the respective Boards of Directors of the Company and the Acquirer deem it advisable and in the best interests of the Purchaser, the Company and the Acquirer that the Company merge with and into the Acquirer (the "Merger") pursuant to this Agreement and the Plan of Merger, and the applicable provisions of the laws of the State of Delaware.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                  A. ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

         (ii)     Definitions

1.1      In this Agreement the following terms will have the following meanings:

         (a)      "Acquirer" means Capital One Acquisition Corp.;

         (b) "Acquisition Shares" means the 10,000,000 Purchaser Common Shares to be issued in the name of the Company Shareholders at Closing;

         (c) "Agreement" means this agreement and plan of merger among the Purchaser, the Acquirer, the Company and the Company Shareholders;

         (d) "Audited Company Financial Statements" means audited financial statements of the Company for the fiscal period ended December 31, 2000, prepared in accordance with United States' generally accepted accounting principles, together with the unqualified auditors' report thereon;

         (e) "Business" means all aspects of the business conducted by the Company, including, without limitation, providing telecommunications solutions to small and medium sized communications companies, and all other related activities;

         (f) "Closing" means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 8 hereof;
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         (g)      "Closing Date" means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

         (h)      "Company" means DMS Acquisition Corp.;

         (i) "Company Accounts Payable and Liabilities" means all accounts payable and liabilities of the Company due and owing as at the date hereof as set forth is Schedule "B" hereto;

         (j) "Company Accounts Receivable" means any and all accounts receivable and other debts owing to the Company;

         (k) "Company Assets" means the undertaking and all the property and assets of the Business of every kind and description wheresoever situated;

         (l) "Company Equipment" means all machinery, equipment, furniture, and furnishings used in the Business;

         (m) "Company Goodwill" means the goodwill of the Business together with the exclusive right of the Purchaser to represent itself as carrying on the Business in succession of the Company subject to the terms hereof, the right to all corporate, operating and trade names associated with the Business, or any variations of such names as part of or in connection with the Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Business, all necessary licenses and authorizations and any other rights used in connection with the Business;

         (n) "Company Intangible Assets" means all of the intangible assets of the Company, including, without limitation, the Company Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property including, without limiting the generality of the foregoing, the domain names listed in Schedule "D" hereto and all other domain names registered by or in the name of the Company Shareholders or the Company or its officers, directors, and employees and related to the Business;

         (o) "Company Material Contracts" means the burden and benefit of and the right, title and interest of the Company in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which the Company is entitled in connection with the Business as set forth in Schedule "A" hereto;

         (p) "Company Shares" means all of the issued and outstanding shares of the Company's common stock, par value $.001;

         (q) "Company Shareholders" means Amar Bahadoorsingh, Universal Network Solutions, Inc., 9278 Communications, Inc. and Hansa Capital Corp;

         (r) "Place of Closing" means the offices of Sichenzia, Ross & Friedman LLP or such other place as the Purchaser, the Company and the Company Shareholders may mutually agree upon;

         (s) "Private Placement" means the private sale by the Purchaser of not less than 750 Purchaser Preferred Shares at a price of $1,000.00 per Purchaser Preferred Share;

         (t)      "Purchaser" means Capital One Ventures Corp.;

         (u) "Purchaser Accounts Payable and Liabilities" means all accounts payable and liabilities of the Purchaser due and owing as of the date hereof as set forth is Schedule "F" hereto;

         (v) "Purchaser Common Shares" means the shares of common stock in the capital of the Purchaser;

         (w) "Purchaser Financial Statements" means the audited financial statements of the Purchaser for the periods ended September 30, 2000 and 1999, and the unaudited financial statements of the Purchaser for the periods ended December 31, 2000and 1999, true copies of which are attached as Schedule "E" hereto;

         (x) "Purchaser Preferred Shares" means the shares of the Purchaser's Series A Convertible Preferred Stock to be issued in the Private Placement;

         (y) "State Corporation Law" means the Business Corporation Law of the State of Delaware;

         (z) "Subscription" means the subscription for Purchaser Preferred Shares to be entered into at or prior to Closing pursuant to the Private Placement, substantially in the form attached hereto as Schedule "G"; and

         (aa) "Surviving Company" means the Acquirer following the merger with the Company.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

                  (iii)    Captions and Section Numbers

1.2 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

                  (iv)     Section References and Schedules

1.3 Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:

                  (v)      Information concerning the Company

1.2               Schedule "A"         Company Material Contracts

1.3               Schedule "B"         Company Accounts Payable and Liabilities

                  Schedule "C"         Debts to Related Parties

                  Schedule "D"         Domain Names

Information concerning the Purchaser

1.4               Schedule "E"         Purchaser Financial Statements

                  Schedule "F"         Purchaser Accounts Payable and
                                       Liabilities

Agreements

                  Schedule "G"         Subscription

                  Schedule "H"         Lock-up Agreement

                  (i)      Severability of Clauses

1.4 If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

                                    ARTICLE 2
                                   THE MERGER

                  (ii)     The Merger

2.1 At Closing, the Company shall be merged with and into the Acquirer pursuant to this Agreement and the separate corporate existence of the Company shall cease and the Acquirer, as it exists from and after the Closing, shall be the Surviving Company.

                  (iii)    Effect of the Merger

2.2 The Merger shall have the effect provided therefor by the State Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to the Company or the Acquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of the Company and the Acquirer, as a group, and (ii) all debts, liabilities, duties and obligations of the Company and the Acquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of the Company and the Acquirer, as a group, and neither the rights of creditors nor any liens upon the property of the Company or the Acquirer, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

                  (iv)     Articles of Incorporation; Bylaws; Directors and
                           Officers

2.3 The Articles of Incorporation of the Surviving Company from and after the Closing shall be the Articles of Incorporation of the Company until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Corporation Law. The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of the Company as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Articles of Incorporation of the Surviving Company and as provided by the State Corporation Law. Amar Bahadoorsingh shall be the director of the Company until his successors are elected and qualified, and shall be the officer of the Company, immediately prior to the Closing, until his successor is duly elected and qualified.

                  (v)      Conversion of Securities

2.4 At Closing, by virtue of the Merger and without any action on the part of the Acquirer, the Company or the Company Shareholders, the shares of capital stock of each of the Company and the Acquirer shall be converted as follows:

         (a) Capital Stock of the Acquirer. Each issued and outstanding share of the Acquirer's capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company. Each stock certificate of the Acquirer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

         (b) Conversion of Company Shares. Each Company Share that is issued and outstanding immediately prior to the Closing shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive an amount of Acquisition Shares equal to the number of Acquisition Shares divided by the number of Company Shares outstanding immediately prior to Closing. All such Company Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.


Adherence with Applicable Securities Laws

2.3 The Company Shareholders agree that they will be receiving the Acquisition Shares for investment purposes only and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

         (a)      the sale is to the Purchaser;

         (b) the sale is made pursuant to the exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder; or

         (c) the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933 or any applicable United States state laws and regulations governing the offer and sale of securities, and the Company Shareholders have furnished to the Purchaser an opinion of counsel to that effect or such other written opinion as may be reasonably required by the Purchaser.

         The Company Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

                  NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

Transfer Restrictions

2.3 The Company Shareholders agree not to pledge, hypothecate, assign, option or otherwise deal with the Acquisition Shares in any manner whatsoever until the date which is twelve (12) months from the Closing Date and agree that the certificates representing the acquisition shares shall bear a legend to that effect, subject to the terms and conditions of the form of Lock-up Agreement attached hereto as Schedule "H".

Allocation

2.4 The Acquisition Shares shall be allocated and issued to the Company Shareholders on the following basis, reflecting their proportionate holdings of the Company Shares immediately prior to Closing:

         (a)      2,500,000 Acquisition Shares to Amar Bahadoorsingh;

         (b)      2,300,000 Acquisition Shares to Universal Network
                  Solutions Inc.;

         (c)      2,700,000 Acquisition Shares to 9278 Communications, Inc.; and

         (d)      2,500,000 Acquisition Shares to Hansa Capital Corp.


                                    ARTICLE 3

                  (vi)     REPRESENTATIONS AND WARRANTIES OF

                          A. THE COMPANY SHAREHOLDERS

                  (vii)    Representations and Warranties

3.1 Each of the Company Shareholders jointly and severally represent and warrant in all material respects to the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in completing the transactions contemplated hereby, that:

                  (viii)   The Company - Corporate Status and Capacity

         (a) Incorporation. The Company is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

         (b) Carrying on Business. The Company carries on business in the State of New York and does not carry on any material business activity in any other jurisdiction. The Company has an office in New York, New York and in no other locations. The nature of the Business does not require the Company to register or otherwise be qualified to carry on business in any other jurisdiction;

         (c) Corporate Capacity. The Company has the corporate power, capacity and authority to own the Company Assets and to carry on the Business;

                  (ix)     The Company Shareholders - Capacity

         (d) Capacity. The Company Shareholders have the full right, power and authority to enter into and complete this Agreement on the terms and conditions contained herein and to transfer and cause the transfer of full legal, registered and beneficial title and ownership of the Company Shares to the Purchaser;

The Company - Capitalization

         (e) Authorized Capital. The authorized capital of the Company consists of 1,000 shares of common stock;


         (f) Ownership of Company Shares. The issued and outstanding share capital of the Company will on to Closing consist of 1,000 shares of Common Stock, par value $.001 (being the Company Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The Company Shareholders will be immediately prior to Closing the registered and beneficial owner of all of the Company Shares. The Company Shareholders own and will immediately prior to Closing own all of the Company Shares free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

         (g) No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of the Company Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of the Company;

         (h) No Restrictions. The transfer of the Company Shares to the Purchaser will not be restricted under the charter documents of the Company or under any agreement, and will be permitted under all applicable laws and regulations;

                  (x)      The Company - Records

         (i) Charter Documents. The charter documents of the Company have not been altered since the incorporation of the Company, except as filed in the record book of the Company;

         (j) Books and Records. The books and records of the Company fairly and correctly set out and disclose in all material respects the financial position of the Company, and all material financial and other transactions of the Company relating to the Business, including any and all Company Material Contracts and any amendments thereto, have been accurately recorded or filed in such books and records;

         (k) The Audited Company Financial Statements. The Audited Company Financial Statements will be, when delivered to the Purchaser, true and correct and present fairly and correctly the assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company as of the date thereof, and the sales and earnings of the Business during the period covered thereby, in all material respects, and have been prepared in substantial accordance with United States' generally accepted accounting principles consistently applied;

         (l) Company Accounts Receivable. All Company Accounts Receivable (if any) are bona fide and are good and collectible without set-off or counterclaim;

         (m) Company Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of the Company which are not disclosed in Schedules "B" or "C" hereto except those incurred in the ordinary course of business since the date of this Agreement, and the Company has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of the Company are described in Schedules "B" or "C" hereto;

         (n) No Debt to Related Parties. The Company is not, and on Closing will not be, materially indebted to any of the Company Shareholders nor to any family member of any of the Company Shareholders, nor to any affiliate, director, officer or shareholder of the Company or the Company Shareholders except as set forth in Schedule "C" hereto;

         (o) No Related Party Debt to the Company. None the Company Shareholders are now indebted to or under any financial obligation to the Company on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

         (p) No Dividends. No dividends or other distributions on any shares in the capital of the Company have been made, declared or authorized since incorporation;

         (q) No Payments. No payments of any kind have been made or authorized since the date of incorporation to or on behalf of the Company Shareholders or to or on behalf of officers, directors, or employees of the Company or the Company Shareholders or under any management agreements with the Company, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

         (r) No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Company;

                  (xi)     The Company - Income Tax Matters

         (s) Tax Returns. All tax returns and reports of the Company required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by the Company or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

         (t) Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by the Company. The Vendors are not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

                  (xii)    The Company- Applicable Laws and Legal Matters

         (u) Licences. The Company holds all licences and permits as may be requisite for carrying on the Business in the manner in which it has heretofore been carried on, which licences and permits have been maintained and continue to be in good standing;

         (v) Applicable Laws. The Company has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it the violation of which would have a material adverse effect on the Company, and the Company is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Business;

         (w) Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding or enquiry pending or threatened against or relating to the Company, the Business, or any of the Company Assets, nor does the Company have any knowledge of any deliberate act or omission of the Company that would form any material basis for any such action, proceeding or enquiry;

         (x) No Bankruptcy. The Company has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against the Company and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of the Company;

         (y) Labour Matters. The Company is not party to any collective agreement relating to the Business with any labour union or other association of employees and no part of the Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the Company Shareholders, has made any attempt in that regard;

         (z) Finder's Fees. The Company is not party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;


Execution and Performance of Agreement

         (aa) Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of the Company Shareholders and this Agreement constitutes a legal, valid and binding obligation of the Company Shareholders and is enforceable against the Company Shareholders in accordance with its terms;

         (bb) No Violation or Breach. The performance of this Agreement will not

                  (i) violate the charter documents of the Company or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which any of the Company Shareholders, or the Company, is a party,

                  (ii) give any person any right to terminate or cancel any agreement including, without limitation, the Company Material Contracts, or any right or rights enjoyed by the Company,

                  (iii) result in any alteration of the Company's obligations under any agreement to which the Company is party including, without limitation, the Company Material Contracts,

                  (iv) result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the Company Assets,

                  (v) result in the imposition of any tax liability to the Company relating to the Company Assets or the Company Shares, or

                  (vi) violate any court order or decree to which the Company and the Company Shareholders or any of them are subject;

                  (xiii)   The Company Assets - Ownership and Condition

         (cc) Business Assets. The Company Assets comprise all of the property and assets of the Business, and none of the Company Shareholders nor any other person, firm or corporation owns any assets used by the Company in operating the Business, whether under a lease, rental agreement or other arrangement;

         (dd) Title. The Company is the legal and beneficial owner of the Company Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

         (ee) No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Company Assets;

         (ff) Company Material Contracts. The Company Material Contracts listed in Schedule "A" constitute all of the material contracts of the Company;

         (gg) No Default. There has not been any default in any material obligation of either of the Company or the Company Shareholders or any other party to be performed under any of the Company Material Contracts, each of which is in good standing and in full force and effect and unamended, and the Company Shareholders are not aware of any default in the obligations of any other party to any of the Company Material Contracts;

         (hh) No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of the Company. The Company is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

                  (xiv)    The Company Assets - Company Equipment

         (ii) Company Equipment. The Company Equipment, if any, has been maintained in a manner consistent with that of a reasonably prudent owner;

                  (xv)     The Company Assets - Company Goodwill and Other
                           Assets

         (jj) Company Goodwill. The Company carries on the Business only under the names "DMS Acquisition Corp." and "Cirus Networks" and under no other business or trade names. The Company has the legal right to use its corporate name in the State of New York and neither the Company nor the Company Shareholders are aware of any names similar to "Cirus Networks" in use in any areas where the Business is conducted or is planned to be conducted. The Company Shareholders have no knowledge of any infringement by the Company of any patent, trademark, copyright or trade secret;

                           a.       The Business

         (kk) Maintenance of Business. Since the date incorporation, the Business has been carried on in the ordinary course and the Company has not entered into any material agreement or commitment except in the ordinary course; and

         (ll) No Ownership of Company. The Company does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

                  (xvi)    Non-Merger and Survival

3.2 The representations and warranties of the Company Shareholders contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Purchaser, the representations and warranties of the Company Shareholders shall survive the Closing.

                  (xvii)   Indemnity

3.3 The Company Shareholders jointly and severally agree to indemnify and save harmless the Purchaser from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Company Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Company Shareholders to the Purchaser hereunder.

                                    ARTICLE 4
                            COVENANTS OF THE COMPANY
                          AND THE COMPANY SHAREHOLDERS

                  (xviii)  Covenants

4.1 The Company and the Company Shareholders jointly and severally covenant and agree with the Purchaser that they will:

         (a) Conduct of Business. Until the Closing, conduct the Business diligently and in the ordinary course consistent with the manner in which the Business generally has been operated up to the date of execution of this Agreement;

         (b) Preservation of Business. Until the Closing, use their best efforts to preserve the Business and the Company Assets and, without limitation, preserve for the Purchaser the Company's relationships with their suppliers, customers and others having business relations with them;

         (c) Access. Until the Closing, give the Purchaser and its representatives full access to all of the properties, books, contracts, commitments and records of the Company relating to the Company, the Business and the Company Assets, and furnish to the Purchaser and its representatives all such information as they may reasonably request;

         (d) Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the merger of the Acquirer and the Company and to preserve and maintain the Company Assets, including the Company Material Contracts, notwithstanding a possible change in control of the Company arising from the merger of the Acquirer and the Company;

         (e) Alterations of Purchaser's Capital Stock. Except as provided for in Article 9 hereof, from and after the Closing, the Company and the Company Shareholders covenant and agree with the Purchaser that they shall not, for a period of twelve (12) months following the date of the Closing, take any action to cause or result in a stock split or reverse stock split of capital stock, change any attributes of the Purchaser's capital stock, or create, issue or amend any new series of the Purchaser's capital stock other than for acquisitions, third party financing, or other bona fide corporate purposes of the Purchaser including, without limitation, debt conversions, settlements of outstanding accounts payable obligations and contracts with public relations or investor relations firms

         (f) Reporting Obligations. From and after the Closing Date, the Company Shareholders covenant and agree with the Purchaser that they shall take all such steps as are necessary to discharge all reporting obligations imposed upon them by the Exchange Act by virtue of their being as affiliates of the Purchaser.

                  (xix)    Authorization

4.2 The Company and the Company Shareholders hereby agree to promptly cause the Company, upon the request of the Purchaser, to authorize and direct any and all federal, provincial, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting the Company to release any and all information in their possession respecting the Company to the Purchaser. The Company Shareholders shall promptly cause the Company to execute and deliver to the Purchaser any and all consents to the release of information and specific authorizations which the Purchaser reasonably requires to gain access to any and all such information.

                  (xx)     Survival

4.3 The covenants set forth in this Article shall survive until the Closing for the benefit of the Purchaser.


                                    ARTICLE 5

          Schedule "A" REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

(xxi)    Representations and Warranties

5.1 The Purchaser represents and warrants in all material respects to the Company Shareholders, with the intent that the Company Shareholders will rely thereon in entering into this Agreement and in completing the transactions contemplated hereby, that:

                  (xxii)   The Purchaser - Corporate Status and Capacity

         (a) Incorporation. The Purchaser is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

         (b) Carrying on Business. Other than the acquisition of Sierra Madre Gold de Mexico S.A. de C.V. in 1997, the Purchaser has not carried on and does not now carry on any material business activity. The Purchaser has an office in Vancouver, British Columbia and in no other locations;

         (c) Corporate Capacity. The Purchaser has the corporate power, capacity and authority to enter into and complete this Agreement;

         (d) Reporting Status. The Purchaser Common Shares have been registered pursuant to s. 12(g) of the Securities and Exchange Act of 1934 (United States), the Purchaser has made all current filings with the SEC as required by Section 13 or 15(d) of the Exchange Act (none of which contain any untrue statement of a material fact or omit to state any material fact), the Purchaser Common Shares are quoted on the NASD "Bulletin Board" and the Purchaser has received no notice, either oral or written, with respect to its continued eligibility for such listing;

The Purchaser - Capitalization

         (e) Authorized Capital. The authorized capital of the Purchaser consists of 30,000,000 Purchaser Common Shares, $0.0001 par value and 5,000,000 shares of preferred stock $0.0001 par value, of which 5,175,456 Purchaser Common Shares and no shares of preferred stock are presently issued and outstanding and, at Closing, will consist of 5,175,456 Purchaser Common Shares and at least 750 Purchaser Preferred Shares;

         (f) No Option. The Purchaser has not entered into any agreements or granted any options or rights capable of becoming an agreement or option for the acquisition of Purchaser Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of the Purchaser save and except as referred to herein;

         (g) Capacity. The Purchaser has the full right, power and authority to enter into and complete this Agreement on the terms and conditions contained herein;

         (h) No Restrictions. There are no restrictions on the transfer, sale or other disposition of the Acquisition Shares contained in the charter documents of the Purchaser or under any agreement to which the Purchaser is a Party, save and except for the Lock-up Agreement;

                  (xxiii)  The Purchaser - Records and Financial Statements

         (i) Charter Documents. The charter documents of the Purchaser have not been altered since the incorporation of the Purchaser, except as filed in the record books of the Purchaser;

         (j) Books and Records. The books and records of the Purchaser fairly and correctly set out and disclose in all material respects the financial position of the Purchaser, and all material financial and other transactions of the Purchaser, including any and all contracts and any amendments thereto, have been accurately recorded or filed in such books and records;

         (k) Purchaser Financial Statements. The Purchaser Financial Statements are true and correct and present fairly and correctly the assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Purchaser as of the respective dates thereof and have been prepared in substantial accordance with United States' generally accepted accounting principles consistently applied;

         (l) Purchaser Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of the Purchaser which are not disclosed in Schedule "F" hereto or reflected in the Purchaser Financial Statements except those incurred in the ordinary course of business since the date of the said financial statements, and the Purchaser has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of the Purchaser are described in Schedule "F" hereto;

         (m) No Dividends. No dividends or other distributions on any shares in the capital of the Purchaser have been made, declared or authorized since the date of the Purchaser Financial Statements;

         (n) No Payments. No payments of any kind have been made or authorized since the date of the Purchaser Financial Statements to or on behalf of officers, directors, shareholders or employees of the Purchaser or under any management agreements with the Purchaser;

         (o) No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Purchaser;

         (p) No Adverse Events. Since the date of the Purchaser Financial Statements there has not been any material adverse change in the financial position or condition of the Purchaser or its liabilities or any damage, loss or other change in circumstances materially affecting the Purchaser;

         (q) Applicable Laws. The Purchaser has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it the violation of which would have a material adverse effect on the Purchaser;

         (r) Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding or enquiry pending or threatened against or relating to the Purchaser nor does the Purchaser have any knowledge of any deliberate act or omission of the Purchaser that would form any material basis for any such action, proceeding or enquiry;

         (s) No Bankruptcy. The Purchaser has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against the Purchaser and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of the Purchaser;

         (t) Finder's Fees. The Purchaser is not party to any agreement which provide for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

                  (xxiv)   The Purchaser - Income Tax Matters

         (dd) Tax Returns. All tax returns and reports of the Purchaser required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by the Purchaser or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

         (ee) Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by the Purchaser. The Purchaser is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Execution and Performance of Agreement

         (u) Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Purchaser and this Agreement constitutes a legal, valid and binding obligation of the Purchaser and is enforceable against it in accordance with its terms;

         (v) No Violation or Breach. The performance of this Agreement will not violate the charter documents of the Purchaser or result in any breach of, or default under, any agreement to which the Purchaser is a party; and

                  (xxv)    The Purchaser - Acquisition Shares

         (w) Acquisition Shares. The Acquisition Shares when delivered to the Company Shareholders shall be validly issued and outstanding as fully paid and non-assessable shares, subject to the provisions of this Agreement, and the Acquisition Shares shall be transferable upon the books of the Purchaser, in all cases subject to the provisions and restrictions of all applicable securities laws.

                  (xxvi)   Non-Merger and Survival

5.2 The representations and warranties of the Purchaser contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Company Shareholders, the representations and warranties of the Purchaser shall survive the Closing.

                  (xxvii)  Indemnity

5.3 The Purchaser agrees to indemnify and save harmless the Company Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Purchaser to defend any such claim), resulting from the breach by it of any representation or warranty of such party under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Purchaser to the Company Shareholders hereunder.

                                    ARTICLE 6
                              CONDITIONS PRECEDENT

                  (xxviii) Conditions Precedent in favour of the Purchaser

6.1 The Purchaser's obligations to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:

         (a) all documents or copies of documents required to be executed and delivered to the Purchaser hereunder will have been so executed and delivered;

         (b) the Audited Company Financial Statements shall have been delivered to the Purchaser;

         (c) pro forma financial statements showing the combined assets, liabilities, stockholders' equity and results of operations of the Purchaser and the Company, prepared in accordance with United States' generally accepted accounting principles and the requirements of the Securities and Exchange Commission shall have been delivered to the Purchaser;

         (d) the Purchaser shall have completed its due diligence review of the affairs of the Company, and shall be satisfied with same in all material respects;

         (e) all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Company Shareholders at or prior to the Closing will have been complied with or performed;

         (f) title to the Company Shares and Company Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

         (g) the Company Shareholders will have transferred the Company Shares to the Purchaser and the Company Shares will be issued to the Purchaser and registered on the books of the Company in the name of the Purchaser at Closing;

         (h)      the Certificate of Merger shall be executed by the Company;

         (i)      subject to Article 9 hereof, there will not have occurred

                  (i) any material adverse change in the financial position or condition of the Company, its liabilities or the Company Assets or any damage, loss or other change in circumstances materially and adversely affecting the Company Shareholders, the Business or the Company Assets or the Company's right to carry on the Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

                  (ii) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to the Company or the Business (whether or not covered by insurance) materially and adversely affecting the Company, the Business or the Company Assets; and

         (j) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

                  (xxix)   Waiver by the Purchaser

6.2 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of the Purchaser and any such condition may be waived in whole or in part by the Purchaser at or prior to Closing by delivering to the Company Shareholders a written waiver to that effect signed by the Purchaser. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing the Purchaser shall be released from all obligations under this Agreement.

                  (xxx) Conditions Precedent in Favour of the Company and the Company Shareholders

6.3 The obligation of the Company and the Company Shareholders to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:

         (a) all documents or copies of documents required to be executed and delivered to the Company and the Company Shareholders hereunder will have been so executed and delivered;

         (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser at or prior to the Closing will have been complied with or performed;

         (c)      the Certificate of Merger shall be executed by the Acquirer;

         (d) the Purchaser will have delivered the Acquisition Shares to the Company Shareholders and the Acquisition Shares will be registered on the books of the Purchaser in the name of the Company Shareholders at Closing;

         (e) title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever; and

         (f) the Purchaser shall have received duly executed subscriptions for not less than 750 Purchaser Preferred Shares pursuant to the Private Placement and shall have received in full the subscription funds therefore, such funds being held in escrow pending Closing.

                  (xxxi)   Waiver by the Company and the Company Shareholders

6.4 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of the Company and the Company Shareholders and any such condition may be waived in whole or in part by the Company and the Company Shareholders at or prior to the Closing by delivering to the Purchaser a written waiver to that effect signed by the Company and the Company Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing the Company and the Company Shareholders shall be released from all obligations under this Agreement.

                  (xxxii)  Nature of Conditions Precedent

6.5 The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt from the other parties of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favour of the other party or parties set forth in this Article.

                  (xxxiii) Confidentiality

6.6 Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from the Company and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that the Purchaser will be required to issue one or more news releases and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed share purchase contemplated hereby.

                                    ARTICLE 7
                                      RISK

         If any material loss or damage to the Business occurs prior to Closing and such loss or damage, in the Purchaser's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, the Purchaser shall, within seven (7) days following any such loss or damage, by notice in writing to the Company and the Company Shareholders, at its option, either:

         (a) terminate this Agreement, in which case no party will be under any further obligation to any other party; or

         (b) elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to the Purchaser's obligations to carry out the transactions contemplated hereby, be vested in the Company or otherwise adequately secured to the satisfaction of the Purchaser on or before the Closing Date.

                                    ARTICLE 8

                                    (xxxiv)  CLOSING

                  (xxxv)   Closing

8.1 The Merger and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

Documents to be Delivered by the Company and the Company Shareholders

8.2 On or before the Closing, the Company and the Company Shareholders will deliver or cause to be delivered to the Purchaser:

         (a) certified copies of such resolutions of the directors of Universal Network Solutions, Inc., Hansa Capital Corp. and 9278 Communications Inc. as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

         (b) the original or certified copies of the charter documents of the Company and all corporate records documents and instruments of the Company, the corporate seals of the Company and all books and accounts of the Company;

         (c) certificates representing the Company Shares, duly endorsed for transfer to the Purchaser, together with a duly executed share certificate respecting the Company Shares issued to the Purchaser and recorded in the share register of the Company;

         (d) all reasonable consents or approvals required to be obtained by the Company and the Company Shareholders for the purposes of completing the Merger and preserving and maintaining the interests of the Company under any and all Company Material Contracts and in relation to the Company Assets;

         (e) certified copies of such resolutions of the Company Shareholders and directors of the Company as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

         (f) an acknowledgement from the Company and the Company Shareholders of the satisfaction of the conditions precedent set forth in section 6.3 hereof;

         (g)      the Certificate of Merger, duly executed by the Company;

         (h)      the Lock-up Agreement, duly executed by the Company
                  Shareholders; and

         (i) such other documents as the Purchaser may reasonably require to give effect to the terms and intention of this Agreement.

                  (xxxvi)  Documents to be Delivered by the Purchaser

8.3 On or before the Closing, the Purchaser shall deliver or cause to be delivered to the Company Shareholders:

         (a) share certificates representing the Acquisition Shares duly registered in the name of the Company Shareholders;

         (b) certified copies of such resolutions of the director of the Purchaser, the directors of the Acquirer, and the shareholder of the Acquirer as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

         (c)      the Certificate of Merger, duly executed by the Acquirer; and

         (d) an acknowledgement from the Purchaser of the satisfaction of the conditions precedent set forth in section 6.1 hereof.


                                  A. ARTICLE 9
                             POST CLOSING CONDITIONS

9.1 Forthwith following the Closing, the Purchaser and the Company agree to file a Certificate of Merger with the Secretary of State for the State of Delaware.

9.2 Forthwith following the Closing, the Purchaser shall file with the Securities and Exchange Commission the disclosure required by Rule 14f-1, "Change in Majority of Directors" promulgated under the Securities Exchange Act of 1934 and shall mail such report to its shareholders as required by Rule 14f-1. On the date which is ten days following the filing of such report, the Board of Directors of the Purchaser shall appoint Amar Bahadoorsingh and Kashif Syed as directors of the Purchaser.

9.3 Forthwith following the Closing, the Purchaser shall file a Form D with the Securities and Exchange Commission.

9.4 Forthwith following the Closing, the Purchaser shall file with the Securities and Exchange Commission a Current Report on Form 8K disclosing the particulars of the acquisition by the Purchaser of the Company Shares.

9.5      As soon as practicable following the Closing, the Purchaser shall:

         (a) increase its authorized capital to 100,000,000 Purchaser Common Shares, $0.0001 par value;

         (b) forward split the number of Purchaser Common Shares on the basis of three new Purchaser Common Shares for each one old Purchaser Common Share;

         (c)      change its name to "Cirus Networks, Inc."; and

         (d)      have this Agreement ratified by its shareholders.


                                   ARTICLE 10
                               GENERAL PROVISIONS

                  (xxxvii) Arbitration

10.1 The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of New York, New York.

                  (xxxviii) Notice

10.2 Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address of the intended recipient stated above by personal delivery, prepaid single certified or registered mail, or facsimile. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by facsimile shall be deemed to have been received on the actual date of delivery.

                  (xxxix)  Change of Address

10.3 Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

                  (xl)     Further Assurances

10.4 Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

                  (xli)    Time of the Essence

10.5     Time is expressly declared to be the essence of this Agreement.

                  (xlii)   Entire Agreement

10.6 The provisions contained herein constitute the entire agreement among the Company Shareholders and the Purchaser respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among the Company Shareholders and the Purchaser with respect to the subject matter hereof.

                  (xliii)  Enurement

10.7 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

                  (xliv)   Assignment

10.8 This Agreement is not assignable without the prior written consent of the parties hereto.

                  (xlv)    Counterparts

10.9 This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

10.10 This Agreement is subject to the laws of the State of New York and, subject to section 1-.1 hereof, the parties hereto to attorn to the exclusive jurisdiction of the Courts of the State of New York.

                  (xlvi)   Independent Legal Advice

10.11 The parties hereto acknowledge that they have each received independent legal advice with respect to the terms of this Agreement and the transactions contemplated herein or have knowingly and willingly elected not to do so. The parties hereto further acknowledge that this Agreement has been prepared by Century Capital Management Ltd. as a convenience to the parties only, and that Century Capital Management Ltd. has not provided any of the parties hereto with any professional advice with respect to this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

                                               CAPITAL ONE VENTURES CORP.

                                               By:      /s/ ANDREW HROMYK
----------------------------------------                ------------------------
Witness                                                 Authorized Signatory

----------------------------------------
Name

----------------------------------------
Address
----------------------------------------

                                               CAPITAL ONE ACQUISITION CORP.

                                               By:      /s/ ANDREW HROMYK
----------------------------------------                ------------------------
Witness                                                 Authorized Signatory

----------------------------------------
Name

----------------------------------------
Address
----------------------------------------



                                              _________________________________
----------------------------------------
Witness                                       AMAR BAHADOORSINGH

----------------------------------------
Name
                                               /s/ AMAR BAHADOORSINGH
----------------------------------------      ----------------------------------
Address

----------------------------------------      DMS ACQUISITIONS , INC.

                                              By:      /s/ AMAR BAHADOORSINGH
----------------------------------------                ----------------------
Witness                                                 Authorized Signatory

----------------------------------------
Name


----------------------------------------
Address

----------------------------------------

                                               UNIVERSAL NETWORK
                                               SOLUTIONS , INC.

                                               By:      /s/ KASHIF SYED
----------------------------------------                ------------------------
Witness                                                 Authorized Signatory

----------------------------------------
Name


----------------------------------------
Address
----------------------------------------




                                               9278 COMMUNICATIONS, INC.

                                               By:      /s/ SAJID KAPIDA
----------------------------------------                ------------------------

Witness                                                 Authorized Signatory

----------------------------------------
Name


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                                               HANSA CAPITAL CORP.

                                               By:      /s/ MAHASE BAHADOORSINGH
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Witness                                                 Authorized Signatory


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This is Page 25 to the Agreement and Plan of Merger dated February 8, 2001 among
Capital One Ventures Corp., Capital One Acquisition Corp., DMS Acquisition
Corp., Amar Bahadoorsingh, Universal Network Solutions, Inc., 9278 Communications, Inc. and Hansa Capital Corp.